Exhibit 99.1

LifeLock Statement on Federal Trade Commission Filing

TEMPE, Ariz. (July 21, 2015) – LifeLock, Inc. (NYSE: LOCK), an industry leader in proactive identity theft protection, today issued the following statement:

“After more than 18 months of cooperation and dialogue with the FTC, it became clear to us that we could not come to a satisfactory resolution of their issues outside a court of law. We disagree with the substance of the FTC’s contentions and are prepared to take our case to court.

“LifeLock is proud of the valuable service we provide to our members. Quite simply, our members are our highest priority, and we work hard to protect them against threats to their identity. We help our members by alerting them of potential identity threats and, if a member does become a victim of identity theft, our specialists step in. We spend up to $1 million to help in remediation and recovery.

“Importantly the FTC is not seeking any relief that would change LifeLock services and products going forward. The claims raised by the FTC are all related to the past, not to current business practices.

“LifeLock takes the accuracy of our advertising materials very seriously. The alerting claims raised by the FTC did not result in any known identity theft for LifeLock members.

Security of our systems has always been, and will remain, of primary importance to us. Based on the evidence, we do not believe that anything the FTC is alleging has resulted in any member’s data being taken. As required by the FTC’s consent order in 2010, LifeLock hired highly-credentialed, independent professionals to assess its information security. We are committed to maintaining high standards and to continual improvement, and we have spent thousands of hours and millions of dollars to achieve those standards in full compliance with the order. Every audit completed by those third parties affirmed that we were in compliance.”

Governor Tom Ridge, Former Secretary of Homeland Security, former Governor of Pennsylvania, and Member, LifeLock Board of Directors said, “My colleagues and I on the company’s board of directors know the people of LifeLock, meeting and talking with them on a regular basis. These are truly dedicated employees, committed to their work—namely, helping to protect LifeLock members from identity theft and restoring the identities of those who are victimized. Whether they’re responding to member calls or focused on developing new products and technology for LifeLock members, these are the kind of people you want on your side. As directors, we take great pride in their commitment to the communities in which they work and live. It’s part of the LifeLock culture, supporting children and victims of domestic violence, training law enforcement to help fight identity theft, and educating families on digital citizenship and online safety for their children.”

LifeLock will report its second quarter 2015 financial results on July 29, 2015.

About LifeLock

LifeLock, Inc. (NYSE:LOCK) is a leading provider of proactive identity theft protection services for consumers and consumer risk management services for enterprises. LifeLock’s threat detection, proactive identity alerts, and remediation services help provide peace of mind for consumers amid the growing threat of identity theft. Leveraging unique data, science and patented technology from ID Analytics, Inc., a wholly-owned subsidiary, LifeLock offers identity theft protection that goes significantly beyond credit monitoring. As part of its commitment to help fight identity theft, LifeLock works to train law enforcement and partners with a variety of non-profit organizations to help consumers establish positive habits to combat this threat.

Forward-Looking Statements

This press release contains a “forward-looking” statement, as that term is defined under the federal securities laws, regarding our belief that nothing the FTC is alleging has resulted in any member’s data being taken. These forward-looking statements are based on our current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with claims the FTC may seek against us; our ability to protect our customers’ confidential information; and other “Risk Factors” set forth in our most recent SEC filings. Further information on these and other factors that could affect our financial results and the forward-looking statement in this press release is included in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2014, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Copies of these documents are available on our Investor Relations website at http://investor.lifelock.com/ or the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Media Contact

Kelley Bonsall

(480) 457-2170

media@lifelock.com

Investor Contact

Staci Strauss Mortenson

ICR for LifeLock

Investor.relations@lifelock.com

480-457-5000

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